EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of the attached statement on Schedule 13G and to all amendments to such statement and that such statement and all amendments to such statement are made on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this agreement on November 7, 2025.

The Cynosure Group, LLC

By:	/s/ Andrew Braithwaite
Name:	Andrew Braithwaite
Client	Authorized Signatory

Cynosure Partners 2020, LP

By:	/s/ Andrew Braithwaite
Name:	Andrew Braithwaite
Client	Authorized Signatory

Cynosure Partners 2020 PV, LP

By:	/s/ Andrew Braithwaite
Name:	Andrew Braithwaite
Client	Authorized Signatory

Cynosure Partners 2020 Co-Investment, LLC (for and on behalf of Series A members)

By:	/s/ Andrew Braithwaite
Name:	Andrew Braithwaite
Client	Authorized Signatory

Cynosure Partners 2020 Co-Investment, LLC (for and on behalf of Series B members)

By:	/s/ Andrew Braithwaite
Name:	Andrew Braithwaite
Client	Authorized Signatory

Cynosure Partners III, LP

By:	/s/ Andrew Braithwaite
Name:	Andrew Braithwaite
Client	Authorized Signatory

Cynosure Partners III Offshore, LP

By:	/s/ Andrew Braithwaite
Name:	Andrew Braithwaite
Client	Authorized Signatory